UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): May 28, 2021
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.    Entry into a Material Definitive Agreement.
On May 28, 2021, Mueller Water Products, Inc. (the “Company”) issued and sold $450 million aggregate principal amount of its 4.000% Senior Notes due 2029 (the “Notes”) through a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes were sold pursuant to a purchase agreement, dated May 18, 2021, among the Company, the wholly-owned subsidiaries named as guarantors therein (the “Guarantors”), and BofA Securities, Inc., as representative of the initial purchasers named therein (the “Initial Purchasers”). The Company intends to use the proceeds from the offering, together with cash on hand, to fund the redemption of all of its outstanding 5.50% Senior Notes due 2026.
Interest on the Notes is payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing December 15, 2021. The Notes will mature on June 15, 2029.
The Notes were issued under an Indenture, dated May 28, 2021 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee. The Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, incur indebtedness secured by liens, engage in sale/leaseback transactions, and consolidate or merge. The Indenture contains customary events of default. Upon the occurrence of an event of default, payments on the Notes may be accelerated and become immediately due and payable.
Upon a Change of Control (as defined in the Indenture), the Indenture requires the Company to make an offer to repurchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest.
The Company may redeem the Notes at any time prior to June 15, 2024, in whole or in part, at a redemption price equal to 100% of the principal amount, plus a customary make-whole premium, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time prior to June 15, 2024, the Company may redeem up to 40% of the aggregate principal amount of Notes with the proceeds of certain equity offerings at a redemption price equal to 104.000% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. On or after June 15, 2024, the Notes will be redeemable, in whole or in part, at the redemption prices specified in the Indenture.
The Notes rank effectively junior in right of payment to the Company’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes are fully and unconditionally guaranteed jointly and severally on a senior basis by the Guarantors.
The foregoing descriptions of the Indenture and the Notes are qualified in their entirety to the form of the Indenture and the Note filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated in this Item 1.01 by reference.
The Initial Purchasers or their affiliates have performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of May 28, 2021, between the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee
4.2	Form of 4.000% Senior Note due 2029 (included in Exhibit 4.1)
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2021	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Marietta Edmunds Zakas
Marietta Edmunds Zakas
Executive Vice President and Chief Financial Officer